Exhibit 99.5

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE CHILDREN’S PLACE INC.’S PROSPECTUS DATED [●], 2024 (“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS AND OTHER RELEVANT DOCUMENTS ARE AVAILABLE ON REQUEST FROM D.F. KING & Co., Inc. BY CALLING TOLL-FREE AT (888) 567-1626.

THE CHILDREN’S PLACE, INC.

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter (and the Prospectus and other enclosed materials referred to in such letter) relating to the distribution to the holders of record on December 13, 2024 (the “record date”) of the common stock, par value $0.10 per share (the “common stock”) of The Children’s Place, Inc. (the “Company”) of non-transferable subscription rights (“subscription rights”) to purchase shares of the common stock (the “rights offering”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the registration statement on Form S-1 initially filed by the Company with the United States Securities and Exchange Commission on October 15, 2024, as amended (Registration No. 333-282664), and the Prospectus.

With respect to any instructions to exercise (or not to exercise) the subscription rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by the earlier of (i) 5:00 p.m., New York City time, on January 24, 2025, the scheduled expiration date and time of the rights offering (which may be extended by the Company) and (ii) such earlier deadline as applies to my account by the terms of my account agreement with you.

This form provides you with instruction as to whether to exercise subscription rights distributed in the rights offering with respect to the shares of the Company’s common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of The Children’s Place, Inc. Non-Transferable Subscription Rights Certificates”. The undersigned acknowledges that no fractional shares of common stock will be issued.

Box 1. ☐ Please DO NOT EXERCISE ANY SUBSCRIPTION RIGHTS for shares of common stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of common stock as set forth below.

Instructional Note: The number of subscription rights for which the undersigned gives instructions for exercise under the basic subscription right cannot exceed the number of subscription rights that the undersigned is entitled to exercise through this nominee account, and for the avoidance of doubt, since each subscription right only represents the right to purchase a fraction of a share of common stock, the maximum number of shares of common stock for which the undersigned can subscribe using this form is the number of subscription rights the undersigned is entitled to exercise through this nominee account multiplied by 0.7220 and rounded down to the nearest whole share of common stock. The undersigned is only entitled to the over-subscription privilege if the undersigned exercises its basic subscription right in full.

	Number of Rights Exercised	Number of Shares Subscribed For	Subscription Price per Share of Common Stock	Payment
Basic subscription right		x	$9.75	$	(Line 1)
Over-subscription privilege	N/A	x	$9.75	$	(Line 2)
Total Payment Required				$	(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3, 4 and/or 5.)

(more than one of Box 3, Box 4 and Box 5 may be checked if more than one is applicable)

Box 3. ☐ Payment in cash in the following amount is enclosed: $ __________

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account:  __________  Account No.:  __________  Amount to be deducted:  $ ______________

Box 5. ☐	The undersigned is, in accordance with the Prospectus, paying (check one box only) ☐ all or ☐ a portion equal to $ ______________ of the subscription price for the subscription rights being exercised on this form by delivering directly to Equinity Trust Company LLC (the subscription agent for the rights offering), prior to the expiration date and time, indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed by the Company to the undersigned. The undersigned represents that is has contacted the Company to confirm the validity and eligibility of such indebtedness as payment and to confirm any additional documentation that the undersigned is required to deliver in order to properly make payment by delivering such indebtedness and followed all such other procedures required by the Prospectus. The undersigned acknowledges that it is solely the responsibility of the undersigned to cause such indebtedness (including any documentation requested by the Company in connection with the delivery of such indebtedness) to be delivered to Equinity Trust Company LLC prior to the expiration date and time and that the undersigned’s failure to do so may result in the exercise of the subscription rights for which such indebtedness was intended to be payment being rejected.

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